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                                                                   EXHIBIT 10.10

                                CREDIT AGREEMENT


        This CREDIT AGREEMENT is entered into as of May 12, 2000 between New Satco Holdings, Inc. (the "Company") and Teledesic LLC ("Lender").

        WHEREAS, the Lender has agreed to make available to the Company an unsecured term loan upon the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


               1.01 Certain Defined Terms. The following terms have the following meanings:

               "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

               "Agreement" means this Credit Agreement.

               "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Seattle, Washington are authorized or required by law to close.

               "Change of Control" means the failure of Eagle River Investments, L.L.C. or an affiliate to retain direct or indirect control of borrower.

               "Closing Date" means the date on which all conditions precedent set forth in Section 3.01 are satisfied or waived by the Lender.

               "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

               "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

               "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
        (iii) to purchase property,


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        securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered.

               "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

               "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

               "Disposition" means (i) the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under this Agreement and (ii) the sale or transfer by the Company or any Subsidiary of the Company of any equity securities issued by any Subsidiary of the Company and held by such transferor Person.

               "Dollars", "dollars" and "$" each mean lawful money of the United States.

               "Event of Default" means any of the events or circumstances specified in Section 6.01.

               "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

               "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

               "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other

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        entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or Lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

               "Independent Auditor" has the meaning specified in subsection 4.01(a).

               "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

               "Interest Payment Date" means, the last Business Day of each calendar quarter.

               "Interest Period" means, a calendar quarter provided that; (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day, and (ii) no interest period shall extend beyond the Maturity Date.

               "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

               "Loan" means the extension of credit contemplated by this Agreement.

               "Loan Documents" means this Agreement and all other documents delivered to the Lender in connection with the transactions contemplated by this Agreement.

               "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole or as to any Material Subsidiary; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company of any Loan Document.

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               "Material Subsidiary" means, at any time, any Subsidiary having at such time either (i) total (gross) revenues for the preceding four fiscal quarter period in excess of $10,000,000 or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $5,000,000, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Lender under Section 4.01.

               "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

               "Net Issuance Proceeds" means, as to any issuance of debt or equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

               "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Lender whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

               "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

               "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

               "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

               "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

               "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Washington Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its

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        debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock , membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

               "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, Lender guaranties, shipside bonds, surety bonds and similar instruments.

               "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or measured by the Lender's gross or net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

               "UCC" means the Uniform Commercial Code as in effect in the State of Washington.

               "United States" and "U.S." each means the United States of America.

        1.02 Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

            (d) The term "including" is not limiting and means "including without limitation."

            (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (f) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

            (g) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and

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regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (h) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (i) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Lender by way of consent, approval or waiver shall be deemed modified by the phrase "in its sole discretion."

            (j) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.


        1.03 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.


                                   ARTICLE II

                                   THE CREDIT


        2.01 Amount and Terms of Commitment; Use of Proceeds. The Lender agrees, on the terms and conditions set forth herein, to make a single loan to the Company (the "Loan") on the Closing Date in an amount not to exceed $200,000,000.00. The Loan is not a revolving loan. Amounts repaid by the Company may not be reborrowed under this Agreement. Proceeds from the Loan shall be used by Borrower on or about May 15, 2000 to satisfy a portion of Borrower's obligations to participate in the Exit Financing as that term is defined in the ICO Global Communications (Holdings) Limited plan of reorganization.

        2.02 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than seven (7) Business Days' notice to the Lender, ratably prepay the Loan in whole or in part, in minimum amounts of $10,000,000 or any multiple of $10,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

        2.03 Repayment. The Company shall repay the Loan as follows.

            (a) The maturity date is August 1, 2001 ("the Maturity Date"). The outstanding principal balance of the Loan shall accrue interest at LIBOR plus
4 1/2 percent per annum for the 6 month period following the Closing Date, and at LIBOR plus 6 percent per annum thereafter. LIBOR shall mean the London Inter-Bank Offering Rate for one month contracts as published in the Wall Street Journal on the Closing Date and on the date of each rate adjustment pursuant to the next sentence as reflected . The rate shall be adjusted on the sixtieth day after the Closing Date and every 60 days thereafter. If the Company, or one of its subsidiaries, has merged with

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Lender (the "Merger") on or before the Maturity Date, the outstanding principal balance of the Loan, and all accrued and unpaid interest will be paid in cash on the Maturity Date. If the Merger has not been consummated on or before the Maturity Date and lack of such consummation is not the result of the Company's material breach of any agreement setting forth the terms and conditions of the Merger (the "Merger Agreement"), the Loan shall be repaid, upon notice (the "Notice") to the Company within 30 days following the Maturity Date, by issuing to Lender one (1) share of such Company Class A Common Stock for each $10.00 of outstanding principal and interest accrued hereunder, rounded upward to the nearest $10.00 increment, in lieu of any cash repayment. Such shares will be issued within 5 days following the later of (i) the execution and delivery by Lender of a Stock Purchase Agreement substantially in the form attached hereto as Exhibit B together with the exhibits attached thereto, and (ii) the expiration of all applicable waiting periods, and the receipt of all approvals necessary, for issuance of such shares to Lender. If Lender fails to deliver the Notice to the Company, or if the conditions to issuance of the shares set forth in the preceding sentence are not both satisfied within 90 days following the date of the Notice, the Company shall repay all outstanding principal and accrued interest then due (the "New Principal") in 40 equal quarterly installments beginning January 1, 2002, together with interest on the New Principal at LIBOR plus 6 percent per annum. Payments due to Lender pursuant to this Agreement shall be subordinated to all payments due by the Company to the holders of the Company's senior debt instruments.. If the Merger has not been consummated on or before the Maturity Date due to the Company's material breach of its obligations under the Merger Agreement, all outstanding principal and accrued interest shall be paid 30 days after Lender provides written demand for payment to the Company, provided that demand may not be made on or before the Maturity Date.. No fees or interest shall be paid in connection with the Loan except as expressly set forth in this Section 2.3(a) and Section 5.02(a).

            (b) Anything herein to the contrary notwithstanding, the obligations of the Company to the Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Lender would be contrary to the provisions of any law applicable to the Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Lender, and in such event the Company shall pay the Lender interest at the highest rate permitted by applicable law.

        2.04 Payments by the Company.

            (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Lender at the place indicated as the place of payment in the signature pages of this Agreement or such other address as the Lender may specify in writing to the Company from time to time, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (Pacific Standard time) on the date specified herein. Any payment received by the Lender later than 3:00 p.m.( Pacific Standard time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made

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on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Any and all payments by the Company to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes.


                                   ARTICLE III

                              CONDITIONS PRECEDENT


        3.01 Conditions of Loan. The obligation of Lender to make the Loan is subject to the condition that Lender shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the
Lender:

            (a) This Agreement executed by each party thereto;

            (b) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

            (c) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (d) A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                (1) no Default or Event of Default exists or would result from the disbursement of the initial Loan; and

                (2) there has occurred since May 5, 2000, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

            (e) Such other approvals, opinions, documents or materials as Lender may reasonably request.


                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS


        So long as the Loan or other Obligation shall remain unpaid or unsatisfied, unless the Lender waives compliance in writing:

        4.01 Financial Statements. The Company shall deliver to the Lender, in form and detail satisfactory to the Lender:

            (a) As soon as available, but not later than one hundred twenty
(120) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen, or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

            (b) As soon as available, but not later than ninety (90) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;


        4.02 Notices. The Company shall promptly notify Lender:

            (a) Of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

            (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority; and

            (c) Of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $10,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 4.02(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.


        4.03 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

            (a) Preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

            (b) Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

            (c) Use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        4.04 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

        4.05 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

        4.06 Further Assurances. The Company shall ensure that all written information, exhibits and reports furnished to Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Lender and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.


                                    ARTICLE V

                                EVENTS OF DEFAULT



        5.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) The Company fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) within ten (10) days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

            (b) Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Company fails to perform or observe any other term or covenant contained in this Agreement, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by Lender; or

            (d) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, and the party to whom the Indebtedness or Contingent Obligation is owed commences legal action to collect on or enforce such Indebtedness or Current Obligation or rightfully accelerates any material amount due pursuant to such Indebtedness or Current Obligation; or
(B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded, and the party to whom the Indebtedness or Contingent Obligation is owed commences legal action to collect on or enforce such Indebtedness or Current Obligation or rightfully accelerates any material amount due pursuant to such Indebtedness or Current Obligation.

            (e) The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (f) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (g) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of ten (10) days after the entry thereof; or

            (h) Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) There occurs any Change of Control; or

            (j) Any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Material Subsidiary, or the Company or any Material Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

            (k) There occurs a Material Adverse Effect.

        5.02 Remedies. If any Event of Default occurs, the Lender may:

            (a) Declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and upon such declaration, the unpaid principal amount of the Loan shall accrue interest at the rate of LIBOR plus 8 percent per annum; and

            (b) Exercise on behalf of itself all rights and remedies available to it under the Loan Documents or applicable law.

        5.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE VI
                                  MISCELLANEOUS

        6.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        6.02 Notices.

            (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature page hereto, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the signature page hereto; or, as directed to the Company or the Lender, to such other address as shall be designated by such party in a written notice to the other party, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the other party.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

        6.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        6.04 Company Indemnification. The Company shall indemnify, defend and hold Lender, each of its Affiliates, and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loan or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        6.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

        6.06 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        6.07 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        6.08 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lender, the Lender's Affiliates, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        6.09 Governing Law and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.


ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF WASHINGTON OR OF THE UNITED STATES FOR THE WESTERN DISTRICT OF WASHINGTON.

        6.10 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company and the Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.




                  [Remainder of page intentionally left blank.]




        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Kirkland, Washington by their proper and duly authorized officers as of the day and year first above written.





NEW SATCO HOLDINGS, INC.                  TELEDESIC LLC

                                          BY: TELEDESIC CORPORATION,
                                          MANAGING MEMBER



By:
    ------------------------------
Its:                                      By:
    ------------------------------            -----------------------------
Address:                                  Its:
         -------------------------            -----------------------------
                                          Address:
                                                  -------------------------

----------------------------------        ---------------------------------

----------------------------------        ---------------------------------
Phone:
      ----------------------------        ---------------------------------
Fax:                                      Phone:
    ------------------------------              ---------------------------
                                          Fax:
                                              -----------------------------

                                    EXHIBIT A



NEW SATCO HOLDINGS, INC.

COMPLIANCE CERTIFICATE


                                            Financial Statement

                                            Date: _____________ , 2000.


        Reference is made to that certain Credit Agreement dated as of , 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among NEW SATCO HOLDINGS, INC. and TELEDESIC LLC ("Lender"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

        The undersigned Responsible Officer of _____________, hereby certifies as of the date hereof that he/she is the _______________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender and that:

        [Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection [4.01(a)] of the Credit Agreement.]


1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended ________________, 2000, and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP the "Independent Auditor") which report states that such consolidated financial statements present fairly the financial position of the Company and its consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years.

        or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection [4.01(b)] of the Credit Agreement.]

        1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended ______________________, 2000 and (b) the related unaudited consolidated statements of income, shareholders' equity, retained earnings, and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments) and present fairly in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

        or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection [4.01(c)] of the Credit Agreement.]

        1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal year ended ____________________, 2000 and (b) the related consolidated statements of income, shareholders' equity, and cash flows for such fiscal year, and certified by a Responsible Officer that such financial statements fairly present, in all material respects, the financial position and results of operations of the Company and its consolidated Subsidiaries and that such financial statements were developed and used in connection with the preparation of the financial statements referred to in subsection 4.01(a) of the Credit Agreement.

        2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

        3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

        4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.


        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________________ , 2000.


                                           NEW SATCO HOLDINGS, INC.


                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------

                                    EXHIBIT B


                            STOCK PURCHASE AGREEMENT